UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2016

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Long-Term Incentive Plan

On March 12, 2016, the Board of Directors (the “Board”) of Cloud Peak Energy Inc. (“Cloud Peak Energy”), upon the recommendation of the Compensation Committee (the “Committee”) of the Board, approved an amendment and restatement (the “Amended LTIP”) of the Cloud Peak Energy Inc. 2009 Long-Term Incentive Plan (the “Prior LTIP”), effective as of such date.  Capitalized terms used but not defined in this Form 8-K have the meanings given to them in the Amended LTIP.  The Amended LTIP:

•      eliminates share recycling for shares withheld or tendered as full or partial payment of the exercise price of an option or as settlement of tax withholding obligations;

•      requires a minimum vesting period of one-year for grants of options and stock appreciation rights, subject to certain limited exceptions;

•      provides for non-transferability of awards, except for limited exceptions for certain awards for transfer by will, the laws of descent and distribution, or pursuant to a domestic relations order;

•      provides that absent any contrary provision in an award agreement, no award may become vested or exercisable in full automatically upon a Change in Control except if such acceleration is also contingent upon a termination of the grantee’s employment or services with the company that occurs within the two year period following the Change in Control or if such acceleration occurs with respect to an award that is not assumed, replaced, or converted by the surviving entity in any such Change in Control;

•      modifies the circumstances under which the Committee may determine that any evaluation of performance objectives for awards includes or excludes certain items, such as non-recurring and unusual events, changes in tax laws and accounting principles, corporate transactions, and the like;

•      increases the maximum compensation limits (as measured in Shares) payable under certain performance awards granted to any individual per calendar year, which increase was implemented in order to make equitable adjustments in the Share limitations to account for the current depressed price of Cloud Peak Energy’s common stock;

•      removes inapplicable provisions relating to Cloud Peak Energy’s 2009 initial public offering (“IPO”) and relating to the post-IPO transition period under Internal Revenue Code Section 162(m); and

•      restates the Prior LTIP to incorporate all previously adopted amendments thereto.

The amendments in the Amended LTIP do not apply to options or awards granted prior to the effective date, unless (and only to the extent that) the change will not impair or adversely alter such outstanding options or awards.  A copy of the Amended LTIP is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing summary is qualified in its entirety by the complete terms and conditions of the Amended LTIP.

Item 9.01                                Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith.

10.1	Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended and restated effective March 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: March 14, 2016	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended and restated effective March 12, 2016.